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                                   Exhibit 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    (in millions, except for per share data)





For the year                                           1999      1998      1997
                                                     -------   -------   -------
(in millions)
Numerator for basic and diluted earnings per share:
    Income from continuing
      operations                                     $   191   $    88   $    59
    Discontinued operations                              (92)      (21)       (8)
    Cumulative effect of
      accounting change                                 --          (3)     --
                                                     -------   -------   -------
         Net income                                  $    99   $    64   $    51
                                                     =======   =======   =======
Denominator for basic
  earnings per share -
  weighted average
  shares outstanding                                    55.6      55.8      56.0
Dilutive effect of
  stock options                                           .2        .1        .2
                                                     -------   -------   -------
Denominator for diluted
  earnings per share                                    55.8      55.9      56.2
                                                     =======   =======   =======

EARNINGS PER SHARE:
  BASIC:
    Income from continuing
      operations                                     $  3.45   $  1.60   $  1.05
    Discontinued operations                            (1.66)     (.38)     (.14)
    Cumulative effect of
      Accounting change                                 --        (.06)     --
                                                     -------   -------   -------
        Net income                                   $  1.79   $  1.16   $   .91
                                                     =======   =======   =======

  DILUTED:
    Income from continuing
      operations                                     $  3.43   $  1.59   $  1.04
    Discontinued operations                            (1.65)     (.38)     (.14)
    Cumulative effect of
      Accounting change                                 --        (.06)     --
                                                     -------   -------   -------

        Net income                                   $  1.78   $  1.15   $   .90
                                                     =======   =======   =======